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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2006
GOLDEN ARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-130934 (Commission File Number)	20-1970188 (IRS Employer Identification No.)
#604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8
Registrant's telephone number, including area code: (604) 602-1633
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On July 25, 2006, Velmer & Chang, Chartered Accountants, were engaged to provide Auditors' Reports on the annual financial statements of the Company for the fiscal year end 2006, and to conduct review engagements on the Company's non-annual quarterly financial statements on an ongoing basis thereafter.  The change of accountant was approved by majority consent of the board of directors.  At the same meeting, the Board of Directors approved the dismissal of Ernst & Young LLP as its independent registered public accounting firm effective immediately. There were no disagreements between us and Ernst & Young LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope and procedures, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to August 31, 2005 or in any subsequent interim period through July 25, 2006. The former accountant’s report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty, auditing scope or accounting principles.

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agreed with the above statements. A copy of that letter dated August 3, 2006 is filed as Exhibit 16 to this form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3(i)*	Articles of Incorporation
3(ii)*	Bylaws
16	Letter from Ernst & Young LLP

*

Filed as an Exhibit to the Company’s Registration Statement on Form SB-2 dated January 10, 2006 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 4, 2006

(Signature)	Golden Aria Corp. By: “/s/ Gerald G. Carlson” Gerald G. Carlson President and Director